
                                                                                                                      EXHIBIT 99.6


                                    PROXY CARD


                                    Please Sign, Detach, and Return in the enclosed white envelope
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                                                Willow Grove Bancorp, Inc.
                                                 Stock Information Center
                                                    735 Davisville Road
                                           Southampton, Pennsylvania 18966-3200
                                                      (215) xxx-xxxx

                                                     Stock Order Form
--------------------------------------------------------------------------------
Deadline: The Subscription Offering ends at 12:00 Noon, Central Time, on March x, 2002. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form, or at any Willow Grove branch, by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted.
--------------------------------------------------------------------------------

(1) Number of Shares                (2) Total Amount Due             (6) |_| Check here if you are a director, officer or
                    Price Per Share                                          employee of Willow Grove Bank or a member of such
    [___________]     x $10.00 =        [$____________]                      person's immediate family (same household).
                                                                     ---------------------------------------------------------------
The minimum number of shares that may be subscribed for is 25. In    (7) |_| NASD Affiliation - see description on reverse side of
each of the Subscription Offering, the Direct Community Offering             this form.
or any Syndicated Community Offering, the maximum purchase for       ---------------------------------------------------------------
any person is 50,000 shares; provided, however that such shares      (8) Please review the preprinted account information
when added to any Exchange Shares to which such person may be            listed below. The accounts printed below may not
entitled as a shareholder of the Savings Bank may not exceed             be all of your qualifying accounts or even your
xxx,xxx shares. There are additional purchase limitations for            accounts as of the earliest of the three dates if
associates and groups acting in concert as defined in the                you have changed names on the accounts. You should
Prospectus.                                                              list any other accounts that you may have or had
-----------------------------------------------------------------        with Willow Grove Bank in the box below. SEE THE
Method of Payment                                                        STOCK ORDER FORM INSTRUCTIONS SHEET FOR FURTHER
(3) |_|  Enclosed is a check, bank draft or money order payable to       INFORMATION. All subscription orders are subject
         Willow Grove Bancorp, Inc. for $______________.                 to the provisions of the Plan of Conversion.
                                                                     ---------------------------------------------------------------
(4) |_|  I authorize Willow Grove Bank to make withdrawals from my
         certificate or savings account(s) shown below, and
         understand that the amounts will not otherwise be
         available for withdrawal:

Account Number(s)                             Amounts
----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------
                Total Withdrawal
                                     ---------------------------
There is NO penalty for early withdrawal.
----------------------------------------------------------------
(5) Purchaser Information (check one)                                 --------------------------------------------------------------
a. |_| Eligible Account Holder - Check here if you were a             Additional Qualifying Accounts
depositor with at least $50 on deposit with Willow Grove Bank as
of June 30, 2000. Enter information in Section 8 for all deposit      Account Title (Names on Accounts)         Account Number
accounts that you had at Willow Grove Bank on June 30, 2000.          --------------------------------------------------------------

b. |_| Supplemental Eligible Account Holder - Check here if you       --------------------------------------------------------------
were a depositor with at least $50 on deposit with Willow Grove
Bank as of December 31, 2001 but are not an Eligible Account          --------------------------------------------------------------
Holder. Enter information in Section 8 for all deposit accounts
that you had at Willow Grove Bank on December 31, 2001.               --------------------------------------------------------------

c. |_| Other Eligible Member - Check here if you were a depositor     Please Note: Failure to list all of your accounts may result
of Willow Grove Bank as of xxxxxx, 2002, but are not an Eligible      in the loss of part or all of your subscription rights.
or a Supplemental Eligible Account Holder. Enter information in       (additional space on back of form)
Section 8 for all accounts that you had at Willow Grove Bank on
xxxx xx, 2002.

d. |_| Directors, Officers and Employees of Willow Grove Bank to the extent you are not included in 5a, b or c.

e. |_| Current Stockholder - Check here if you are a current
stockholder of Willow Grove Bancorp and list the number of shares
you own. [            shares]

f. |_| General Community
------------------------------------------------------------------------------------------------------------------------------------
(9) Stock Registration - Please Print Legibly and Fill Out Completely
(Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below)

|_| Individual                 |_| Uniform Transfer to Minors Act        |_| Partnership
|_| Joint Tenants              |_| Uniform Gift to Minors Act            |_| Individual Retirement Account
|_| Tenants in Common          |_| Corporation                           |_| Fiduciary/Trust (Under Agreement Dated __________)
------------------------------------------------------------------------------------------------------------------------------------

Name                                                                 Social Security or Tax I.D.
------------------------------------------------------------------------------------------------------------------------------------

Name                                                                 Social Security or Tax I.D.
------------------------------------------------------------------------------------------------------------------------------------
Mailing                                                                         Daytime
Address                                                                         Telephone
------------------------------------------------------------------------------------------------------------------------------------
                                         Zip                                    Evening
City                      State          Code        County                     Telephone
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Acknowledgment By signing below, I acknowledge receipt of the Prospectus dated February __, 2002 and understand I may not change or revoke my order once it is received by Willow Grove Bancorp, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Applicable regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights or the underlying securities to the account of another person. Willow Grove Bancorp, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct and (2) I am not subject to backup withholding. You must cross out this item (2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Exchange Act of 1933 and the Securities Exchange Act of 1934, both as amended.

Signature: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. This order is not valid if the Stock Order and Certification Form are not both signed and properly completed. Your order will be filled in accordance with the provisions of the Plan of Conversion as described in the Prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.
-----------------------------  -------------------------------------------------
Signature              Date    Office Use Only          Check #  _______ _______

-----------------------------  Date Rec'd ______/______ Ck. Amt. _______ _______

Signature              Date    Batch #_________-Order#________Category__________
-----------------------------  -------------------------------------------------

                                   PROXY CARD

------------------------------------------------------------------------------------------------------------------------------------
                                                    Willow Grove Bancorp, Inc.
------------------------------------------------------------------------------------------------------------------------------------
Item (7) continued - NASD Affiliation (this section only applies to       Item (8) continued; Purchaser Information
those individuals who meet the delineated criteria)
                                                                          Account Title (Names on Accounts)       Account Number
Check the box if you are a member of the National Association of          ----------------------------------------------------------
Securities Dealers, Inc. ("NASD"), a person associated with an NASD
member, a member of the immediate family of any such person to            ----------------------------------------------------------
whose support such person contributes, directly or indirectly, or
the holder of an account in which an NASD member or person                ----------------------------------------------------------
associated with an NASD member has a beneficial interest. To comply
with conditions under which an exemption from the NASD's                  ----------------------------------------------------------
Interpretation With Respect to Free-Riding and Withholding is
available, you agree, if you have checked the NASD affiliation box:       ----------------------------------------------------------
(1) not to sell, transfer or hypothecate the stock for a period of
three months following the issuance and (2) to report this                ----------------------------------------------------------
subscription in writing to the applicable NASD member within one
day of the payment therefor.                                              ----------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

                               CERTIFICATION FORM
   (This Certification Must Be Signed In Addition to the Stock Order Form On
                                 Reverse Side)

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, $0.01 PAR VALUE, OF WILLOW GROVE BANCORP, INC. ARE NOT A DEPOSIT OR AN ACCOUNT AND ARE NOT FEDERALLY INSURED, AND ARE NOT GUARANTEED BY WILLOW GROVE BANK OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision.

I further certify that, before purchasing the shares of common stock of Willow Grove Bancorp, Inc., I received a copy of the Prospectus dated DATE which discloses the nature of the shares of common stock being offered thereby and describes the following risks involved in an investment in the common stock under the heading "Risk Factors" beginning on page __ of the Prospectus:

      1. Our commercial and multi-family residential real estate loans, construction loans, home equity loans and commercial business loans have a higher risk of default.
      2. Our low return on equity may cause our common stock price to decline.
      3. Our future returns on equity will be adversely affected by the proceeds from the offering.
      4.    An increase in the offering range would be dilutive.
      5. Our stock value may suffer form anti-takeover provisions that may impede potential takeovers.
      6.    We may not succeed in our plan to grow
      7. We intend to remain independent which may mean you will not receive a premium for your common stock.
      8.    Higher interest rates could hurt our profitability
      9.    Our employee stock benefit plans will increase our costs.
      10.   Our employee stock benefit plans may be dilutive.
      11. Our valuation is not indicative of the future price of our common stock.
      12. Due to possible continued market volatility our stock price may decline after the offering.

---------------------------------               --------------------------------
Signature             Date                      Signature             Date

---------------------------------               --------------------------------

(Note: If shares are to be held jointly, both parties must sign)

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED. THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

================================================================================

WILLOW GROVE BANCORP, INC

                         STOCK ORDER FORM INSTRUCTIONS

================================================================================

ALL SUBSCRIPTION ORDERS ARE SUBJECT TO THE PROVISIONS OF THE PLAN OF CONVERSION.
--------------------------------------------------------------------------------

ITEMS 1 AND 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. The maximum purchase for any person is 0,000 shares. In addition, no person, either alone or together with associates or persons acting in concert, may purchase shares in an amount that when combined with shares received in exchange for Bank common stock, exceeds 2% of the shares sold. Willow Grove Bancorp, Inc. reserves the right to reject the subscription of any order received in the Direct Community Offering, if any, in whole or in part.

ITEM 3 - Payment for shares may be made in cash (only if delivered by you in person), by check, bank draft or money order payable to Willow Grove Bancorp, Inc. DO NOT MAIL CASH. Your funds will earn interest at Willow Grove Bank's current passbook rate.

ITEM 4 - To pay by withdrawal from a savings account or certificate at Willow Grove Bank, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required to withdraw, each must sign in the signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. Willow Grove Bank will waive any applicable penalties for early withdrawal from certificate accounts. A hold will be placed on the account(s) for the amount(s) you show. Payments will remain in account(s) until the stock offering closes. If a partial withdrawal reduces the balance of a certificate account to less than the applicable minimum, the remaining balance will thereafter earn interest at the passbook rate.

ITEM 5 - Please check the appropriate box if you were:

          a) A depositor with $50.00 or more on deposit at Willow Grove Bank as of June 30, 2000. Enter information below for all deposit accounts that you had at Willow Grove Bank on June 30, 2000.
          b) A depositor with $50.00 or more on deposit at Willow Grove Bank as of December 31, 2001, but are not an Eligible Account Holder. Enter information below for all deposit accounts that you had at Willow Grove Bank on December 31, 2001.
          c) A depositor at Willow Grove Bank as of DATE, but are not an Eligible Account Holder or Supplemental Eligible Account.
          d)   A Director, Officer or Employee of Willow Grove Bank.
          e)   Current Stockholder of Willow Grove Bancorp, Inc.
          f)   General Community

ITEM 6 - Please check this box to indicate whether you are a director, officer or employee of Willow Grove Bank or a member of such person's immediate family.

ITEM 7 - Please check this box if you have a National Association of Securities Dealers, Inc. ("NASD") affiliation (as defined on the reverse side of the Stock Order Form.)

ITEM 8 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Willow Grove Bancorp, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we can not execute you order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. SUBSCRIPTION RIGHTS ARE NOT TRANSFERABLE. If you are a qualified member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

ITEM 9 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Willow Grove Bancorp, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. SUBSCRIPTION RIGHTS ARE NOT TRANSFERABLE. If you are an eligible or supplemental eligible account holder or other member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.




                  (SEE REVERSE SIDE FOR STOCK OWNERSHIP GUIDE)

================================================================================

WILLOW GROVE BANCORP, INC


                             STOCK OWNERSHIP GUIDE


================================================================================

INDIVIDUAL - The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

JOINT TENANTS - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

TENANTS IN COMMON - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

UNIFORM GIFT TO MINORS - For residents of many states, stock may be held in the name of a custodian for the benefit of a minor under the UNIFORM GIFT TO MINORS ACT. For residents in other states, stock may be held in a similar type of ownership under the UNIFORM TRANSFER TO MINORS ACT of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

INSTRUCTIONS: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line followed by the notation UGMA-PA or UTMA-Other State. LIST ONLY THE MINOR'S SOCIAL SECURITY NUMBER.

CORPORATION/PARTNERSHIP - Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. number. To have depositor rights, the Corporation/Partnership must have an account in its legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

INDIVIDUAL RETIREMENT ACCOUNT - Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a PREARRANGED "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Willow Grove Bank does not offer a self-directed IRA. Please contact the Stock Information Center if you have any questions about your IRA account and PLEASE DO NOT DELAY in exploring this option.
Registration for IRA's:  On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.
                         On Name Line 2 - FBO (for benefit of) YOUR NAME IRA a/c #______.
                         Address will be that of the broker / trust department to where the stock certificate will be sent.
                         The Social Security / Tax I.D. number(s) will be either yours or your trustees, AS THEY DIRECT. Please list YOUR phone numbers.

FIDUCIARY/TRUST - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

INSTRUCTIONS: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.


              (SEE REVERSE SIDE FOR STOCK ORDER FORM INSTRUCTIONS)